EXHIBIT 31.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Jack Ross, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Synergy CHC Corp. (the “Company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 12, 2020	By:	/s/ Jack Ross
Chief Executive Officer
(Principle Executive Officer)